UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of principal executive offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 13, 2017, the Chief Financial Officer of Cherokee Inc. (the “Company”), Jason Boling, voluntarily resigned from his employment with the Company, effective as of January 31, 2018. Mr. Boling will continue to serve as the Company’s Chief Financial Officer until January 2, 2018, after which he will resign from such position but continue to serve as an employee of the Company until the effective date of his resignation.

In connection with Mr. Boling’s separation, the Company and Mr. Boling entered into a separation letter agreement on December 13, 2017. The terms of Mr. Boling’s separation letter agreement generally provide for the following, among other things:

•	The termination of Mr. Boling’s employment agreement with the Company dated February 22, 2013, subject to the survival of certain confidentiality and similar provisions;

•

From December 31, 2017, the date on which he will cease to serve as the Company’s Chief Financial Officer, until January 31, 2018, the date of his resignation from employment, Mr. Boling will assist with on-boarding the Company’s new Chief Financial Officer to provide for an orderly transition in financial leadership and finalizing certain post-closing working capital adjustments related to the Company’s acquisition of its Hi-Tec and Magnum brands in December 2016;

•

Mr. Boling is eligible to receive a portion of amounts recovered by the Company in connection with post-closing working capital adjustments related to the Company’s acquisition of its Hi-Tec and Magnum brands;

•

Subject to Mr. Boling’s execution and non-revocation of a release in favor of the Company, the Company will pay to Mr. Boling a cash amount equal to 25% of his current annual base salary each month for a period of four months, resulting in monthly payments of $75,000 and aggregate payments of $300,000;

•	The Company will continue to pay Mr. Boling’s medical insurance or COBRA premiums until the earlier of January 31, 2019 or the time Mr. Boling receives medical benefits from a new employer; and

•

Mr. Boling will be entitled to exercise all of his stock option awards that are outstanding and vested as of January 31, 2018 until January 31, 2020 and otherwise in accordance with the terms of the applicable stock option award agreements.

The foregoing summary of Mr. Boling’s separation letter agreement is qualified in its entirety by reference to the full text of such agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for its fiscal year ending on or about January 31, 2018.

(c)

On December 13, 2017, the Company appointed Steven L. Brink as the Company’s new Chief Financial Officer, effective as of January 2, 2018.

Mr. Brink, 56, most recently served as Chief Financial Officer and Chief Operating Officer of Raj Manufacturing LLC, a fashion swimwear company, from January 2017 until December 2017. Prior to that, Mr. Brink served as Chief Financial Officer, Chief Operating Officer, and Executive Vice President of NYDJ Apparel, LLC, a women’s apparel company, from September 2008 until May 2016. Mr. Brink also previously served as Vice President of Finance for the first three months and later as Chief Financial Officer and Treasurer of Quiksilver Inc., an international apparel company, from July 1996 until April 2007, and as Senior Manager in the TRADE Group of Deloitte & Touche, LLP from 1985 until June 1996. Mr. Brink is a Certified Public Accountant, a member of the

American Institute of Certified Public Accountants, a member of the California Society of Certified Public Accountants, and holds a B.S. degree in Business Administration from California State University at Los Angeles.

In connection with Mr. Brink’s appointment, the Company entered into an employment letter agreement with Mr. Brink on December 13, 2017, to become effective as of January 3, 2018. The terms of Mr. Brink’s employment letter agreement generally provide for the following, among other things:

•	An initial annual base salary of $400,000 in cash;

•

Eligibility to receive an annual performance-based cash bonus consistent with such bonuses paid to the Company’s other executive officers, which will equal an amount determined based on the level of achievement of the Company’s EBITDA (defined as net income before interest expense, tax provision, depreciation, and amortization are subtracted, and inclusive of any amounts payable in such performance-based cash bonuses) for each fiscal year relative to the EBITDA target included in the budget approved by the Company’s Board of Directors for such fiscal year (and taking into account any adjustments to the budgeted EBITDA approved by the Company’s Board of Directors resulting from any business acquisitions or dispositions consummated during the relevant fiscal year or any other specified unusual or non-recurring transactions or events), with Mr. Brink to earn a target bonus of $127,500 at 100% achievement, a maximum bonus of $170,000 at 120% achievement, and a minimum bonus of $85,000 at 80% achievement (with linear interpolation between 80% and 120% achievement);

•	An initial guaranteed cash bonus equal to at least $50,000 for performance during the Company’s fiscal year ending on or about January 31, 2019;

•	Eligibility to receive additional cash bonuses at the discretion of the Company’s Board of Directors or a committee thereof;

•

As an inducement material to Mr. Brink entering into employment with the Company, a stock option award to purchase up to 50,000 shares of the Company’s common stock, which will have an exercise price per share equal to the closing sale price of one share of the Company’s common stock on the date of grant; will expire 10 years after the date of grant; will be subject to vesting in equal annual installments over three years beginning on the first anniversary of the date of grant (subject to Mr. Brink's continued service with the Company on each vesting date); and will be granted under the Company’s Amended and Restated 2013 Stock Incentive Plan;

•	Eligibility to receive additional equity awards at the discretion of the Company’s Board of Directors or a committee thereof;

•

If Mr. Brink is terminated other than for cause, by death or by disability, or if Mr. Brink terminates his employment with the Company for good reason, then, subject to Mr. Brink’s execution and non-revocation of a release in favor of the Company, he will be entitled to receive severance compensation from the Company, payable in the form of salary continuation in accordance with the Company’s regular payroll practices or in a lump sum at the Company’s discretion, of (i) if such termination occurs between January 2, 2018 and July 2, 2018, cash payments in an amount equal to nine months of Mr. Brink’s then-current annual base salary; or (ii)  if such termination occurs on or after July 2, 2018, cash payments in an amount equal to 12 months of Mr. Brink’s then-current annual base salary;

•

If the Company undergoes a change in control and within 12 months thereof Mr. Brink is terminated other than for cause or Mr. Brink terminates his employment with the Company for good reason, then, subject to Mr. Brink’s execution and non-revocation of a release in favor of the Company, he will be entitled to receive severance compensation from the Company, payable in a lump sum, of (i) a cash payment in an amount equal to 12 months of his then-current annual base salary; (ii) a cash payment in an amount equal to any guaranteed or earned but unpaid bonus; (iii) a cash payment in an amount equal to the cost of Mr. Brink’s health care coverage under COBRA for 12 months; and (iv) full vesting of all equity awards held by Mr. Bring as of the effective date of the change in control; and

•

Certain additional benefits, including reimbursement for the cost of life and long-term disability insurance in an amount not to exceed $9,000 annually and other benefits customarily made available to the Company’s other employees.

In addition, in connection with Mr. Brink’s appointment, the Company and Mr. Brink intend to enter into an indemnification agreement in the same form as the indemnification agreements the Company has entered into with its other executive officers, which generally provides, among other things, for the indemnification to the fullest extent permitted or required by applicable Delaware law, except that, subject to certain exceptions, the indemnitee will not be entitled to indemnification in connection with any proceedings or claims initiated or brought voluntarily by the indemnitee and not by way of defense.

Other than the arrangements described above, there are no arrangements or understandings between Mr. Brink and any other persons pursuant to which he was selected as an officer of the Company, and Mr. Brink is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. There are no family relationships between Mr. Brink and any of the Company’s other directors or executive officers.

The foregoing summary of Mr. Brink’s employment letter agreement is qualified in its entirety by reference to the full text of such agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for its fiscal year ending on or about January 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cherokee Inc.

Date: December 18, 2017	By:	/s/ Henry Stupp
Henry Stupp
Chief Executive Officer